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                                             Exhibit 23.01

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 27, 1996, incorporated by reference and included in Walgreen Co.'s Form 10-K for the year ended August 31, 1996, and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois

January 6, 1997